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                                                                     Exhibit 3.2


                              The Corporations Law



                           A company limited by shares

                  incorporated in Australian Capital Territory


                 ----------------------------------------------
                             ARTICLES OF ASSOCIATION

                                       of

                  WESTPAC SECURITISATION MANAGEMENT PTY LIMITED

                                (ACN 081 709 211)
                 ----------------------------------------------

1        DEFINITIONS

         The following definitions apply in these Articles unless the context otherwise requires.

         DIVIDEND includes an interim dividend.

         DIRECTOR means a person appointed or elected to the office of director of the company in accordance with these Articles and includes any alternate director duly acting as a director and, where the context permits, a sole director.

         EMPLOYEE MEMBER means an employee of the company or one of its subsidiaries, or a former employee of the company or one of its subsidiaries, who has continued to be a member of the company.

         LAW means the Corporations Law and the Corporations Regulations.

         MEMBER PRESENT means, in connection with a meeting, the member present in person or by proxy, by attorney and, where the member is a body corporate, by representative.

         PRESCRIBED RATE means the base lending rate offered by the company's principal banker from time to time in respect of loans of $100,000 and over calculated on a daily basis and a year of 365 days.

         SEAL means any common seal, duplicate common seal or official seal of the company.

2.       INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

                  (a)  A GENDER includes all genders.

                  (b)  The SINGULAR includes the plural and conversely.

                  (c) Where a WORD or PHRASE is defined, its other grammatical forms have a corresponding meaning.

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                  (d)  A reference to a PARAGRAPH or SUB-PARAGRAPH is to a
                       paragraph or sub-paragraph, as the case may be, of the Article or paragraph, respectively, in which the reference appears.

                  (e) A reference to any LEGISLATION or to any PROVISION of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

                  (f) Division 10 of Part 1.2 of the Law applies in relation to these Articles as if they were an instrument made under the Law.

                  (g) Except in so far as a contrary intention appears in these Articles, an expression has, in a provision of these Articles which relates to a particular provision of the Law, the same meaning as in that provision of the Law.

                  (h) A mention of anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

3.       EXCLUSION OF TABLE A

         The regulations contained in Table A of Schedule 1 to the Law do not apply to the company.

4.       PROPRIETARY COMPANY PROVISIONS

         (1)      The company is a proprietary company.

         (2) The number of members of the company is limited to 50 non-Employee Members.

         (3) The company must not engage in any activity that would require the lodgement of a prospectus, other than as is permitted by the Law.

5.        ACTIONS AUTHORISED UNDER THE LAW

           Where the Law authorises or permits a company to do any matter or thing if so authorised by its articles of association, the company is and shall be taken by this Article to be authorised or permitted to do that matter or thing, despite any other provisions of these Articles.

                                     CAPITAL

6.        POWER OF DIRECTORS TO ISSUE SECURITIES

         (1) The directors may issue shares or options over shares in, and other securities of, the company.

         (2) Any share, option or other security may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to dividends, voting, return of capital, payment of calls or otherwise, as the directors may decide.

         (3) Paragraph (1) has effect without prejudice to any special rights conferred on the holders of any issued shares, options or other securities.

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7.       PREFERENCE SHARES

         Subject to the Law, the directors may issue preference shares that are, or at the option of the company are to be, liable to be redeemed.

8.       CLASSES OF SHARES

         (1) This Article applies if at any time the share capital is divided into different classes of shares.

         (2) The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied:

                  (a) with the consent in writing of the holders of three-fourths of the issued shares of that class; or

                  (b) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class;

         (3) The provisions of these Articles relating to general meetings apply in so far as they are capable of application to every separate class except that any holder of shares of the class present may demand a poll.

         (4) The rights conferred on the holders of the shares of any class issued with preferred or other special rights shall not, unless otherwise provided by these Articles, or by the terms of issue of the shares of that class, be taken to be varied, abrogated or otherwise affected by the creation or issue of further shares ranking equally with those shares.

         (5) The issue of any securities ranking in priority, or any conversion of existing securities to securities ranking in priority to an existing class of preference shares, is a variation or abrogation of the rights attaching to that existing class of preference shares.

9        BROKERAGE AND COMMISSION

         (1) The company may exercise the powers to pay brokerage or commission conferred by the Law in the manner provided by the Law.

         (2)      The brokerage or commission may be satisfied by:

                  (a)   the payment of cash;

                  (b)   the allotment of fully or partly paid shares; or

                  (c) partly by the payment of cash and partly by the allotment of fully or partly paid shares.

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10.      RECOGNITION OF THIRD PARTY INTERESTS

         (1) Except as required by law, the company shall not recognise a person as holding a share on any trust.

         (2) Whether or not it has notice of the rights or interests concerned, the company is not bound to recognise:

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                  (a)   any equitable, contingent, future or partial
                        interest in any share or unit of a share; or

                  (b)   any other right in respect of a share,
                        except an absolute right of ownership of the member or as otherwise provided by these Articles or by law.

11.      REGISTER OF DEBENTURE HOLDERS: SUSPENSION

         If at any time the company has issued debentures and keeps a register of debenture holders, the company may close its register of debenture holders during a period or periods not exceeding in aggregate 30 days in any calendar year.

                             CERTIFICATES FOR SHARES

12.      SHARE CERTIFICATES

         (1) A person whose name is entered as a member in the register of members is entitled without payment to receive a certificate in respect of the member's shares under the Seal in accordance with the Law.

         (2) The company is not bound to issue more than one certificate in respect of a share or shares held jointly by several persons.

         (3) Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all of the joint holders.


13.      FORM OF SHARE CERTIFICATES

         A certificate for shares shall be in a form that the directors from time to time decide.

14.      WORN OUT OR DEFACED SHARE CERTIFICATES

         (1) Subject to paragraph (2), the provisions of the Law with respect to certificates which are lost or destroyed shall apply to certificates which are worn out or defaced. The directors may exercise all the powers in relation to certificates which are lost, destroyed, worn out or defaced as are exercisable by the company or its directors under the Law in relation to certificates that are lost or destroyed.

         (2)      The company:

                  (a) shall issue a certificate in replacement of a worn out or defaced certificate only if the certificate to be replaced is received by the company for cancellation and is cancelled; and

                  (b) may require the payment of any amount as the directors determine in connection with the issue of a replacement certificate.

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                                 LIEN ON SHARES

15.      LIEN ON SHARES

         (1)      The company has a first and paramount lien on every share for:

                  (a) any amount due and unpaid in respect of the share which has been called or is payable at a fixed time;

                  (b) any amounts which remain outstanding on loans made by the company to acquire shares under an employee incentive scheme;

                  (c) all amounts that the company may be called on by law to pay in respect of the share.

         (2) The directors may at any time exempt a share wholly or in part from the provisions of this Article.

         (3) The company's lien (if any) on a share extends to all Dividends payable and entitlements deriving in respect of the share. The directors may retain those Dividends or entitlements and may apply them in or towards satisfaction of all amounts due to the company in respect of which the lien exists.

         (4) No person shall be entitled to exercise any rights or privileges as a member until the member has paid all calls, instalments of calls and other moneys (including interest) for the time being payable in respect of every share held by the member.

         (5) Paragraph (6) shall apply if the company is or may in the future be liable, under the law of any jurisdiction in or outside Australia:

                  (a) in respect of any shares registered in the name of a member (whether solely or jointly with others); or

                  (b) in respect of any Dividends, interest, bonuses or other moneys or distributions paid or payable or entitlements derived or deriving in respect of any such shares;

                  to pay any amount for or on account or in respect of any member, whether in consequence of the death of that member, the non-payment of any income or other tax by that member, the non-payment of any estate, probate, succession, death, stamp or other duty by the member or by the executor or administrator of the estate of that member or otherwise.

         (6)      The company:

                  (a) shall be fully indemnified by the member referred to in paragraph (5) or the member's estate from and against the liability referred to in that paragraph;

                  (b) shall have a lien on the shares registered in the name of that member for all moneys paid or payable by the company in respect of those shares under or in consequence of the liability; and

                  (c) may recover, as a debt due from that member or the member's estate, those moneys by deducting from any Dividend or any other amount payable to the member in respect of the shares or otherwise (together with interest on the sum from the day of payment by the company to the time of actual repayment by the member or the member's estate at a

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                        rate not exceeding the Prescribed Rate, but the
                        directors may waive payment of interest wholly or in
                        part).

16.      EXERCISE OF LIEN

         (1) Subject to paragraph (2), the company may sell any shares on which the company has a lien, in the manner that the directors think fit.

         (2) A share on which the company has a lien shall not be sold unless:

                  (a)   a sum in respect of which the lien exists is payable;
                        and

                  (b) at least 7 days before the date of the sale, the company has given to the member or the person entitled to the share by reason of the death or bankruptcy of the member, a notice in writing demanding payment of the sum.

17.      COMPLETION OF SALE

         (1) For the purpose of giving effect to a sale of shares under lien, the directors may authorise a person to do everything necessary to transfer the shares sold to the purchaser of the shares.

         (2) The company shall register the purchaser as the holder of the shares comprised in any transfer, after which the validity of the sale may not be impeached by any person, and the purchaser is not bound to see to the application of the purchase money.

         (3) The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

         (4) The purchaser shall be discharged from liability for any calls which may have been due before the purchase of those shares, unless otherwise expressly agreed.

         (5) The remedy of any person aggrieved by any sale shall be in damages only and against the company exclusively.


18.      APPLICATION OF PROCEEDS OF SALE

         The proceeds of a sale made under a lien shall be applied by the company in payment of the part of the amount in respect of which the lien exists as is presently payable. Any residue shall be paid to the person entitled to the shares immediately prior to the sale.

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                                 CALLS ON SHARES

19.      DIRECTORS' POWER TO MAKE CALLS

         (1) The directors may make calls on the members in respect of any money unpaid on the shares of the members (whether on account of the nominal amount of the shares or by way of premium) which is not by the terms of issue of those shares made payable at fixed times.

         (2) Each member shall, on receiving at least 14 days' notice specifying the time or place of payment, pay to the company at the time and place so specified the amount called on the member's shares.

         (3)     The directors may revoke or postpone a call.

         (4)     A call may be required to be paid by instalments.

         (5) A call is made at the time when the resolution of the directors authorising the call was passed.

         (6) The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any member shall not invalidate the call.

20.      LIABILITY OF JOINT HOLDERS FOR CALLS

         The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

21.      INTEREST ON UNPAID AMOUNTS

         (1) If a sum called or otherwise payable to the company in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at a rate determined by the directors but not exceeding the Prescribed Rate together with expenses incurred by the company by reason of non-payment.

         (2) The directors may waive payment of that interest wholly or in part.

22.      FIXED SUMS TAKEN TO BE CALLED

         (1) Any sum that, under the terms of issue of a share, becomes payable on allotment or at a fixed date (whether on account of the nominal amount of the share or by way of premium) shall, for the purposes of these Articles, be taken to be a call duly made and payable on the date on which under the terms of issue the sum becomes payable.

         (2) If any other sum is not paid when due, all the provisions of these Articles relating to payment of interest and expenses, forfeiture or otherwise apply as if that sum had become payable by virtue of a call duly made and notified.

23.      DIFFERENTIATION BETWEEN HOLDERS

         The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

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24.      PREPAYMENTS OF CALLS

         (1) The directors may accept from a member the whole or a part of the amount unpaid on a share even if that amount has not been called.

         (2) The directors may authorise payment by the company of interest on the whole or any part of an amount accepted under paragraph
                  (1), until the amount becomes payable, at a rate, not exceeding the Prescribed Rate, which is agreed between the directors and the member paying the sum.

         (3) The directors may at any time repay the whole or any part of any amount paid in advance on serving the member with one month's notice of its intention to do so.

                               TRANSFER OF SHARES

25.      TRANSFERABILITY OF CERTIFICATED SHARES

         (1) Subject to these Articles and the Law, a member's shares may be transferred by instrument in writing, in any form authorised by Law or in any other form that the directors approve.

         (2) A transferor of shares remains the holder of the shares transferred until the transfer is registered.


26.      REGISTRATION OF TRANSFERS

         (1) The following documents must be lodged for registration at the registered office of the company or the location of the relevant share register:

                  (a)   the instrument of transfer;

                  (b)   the certificate (if any) for the shares; and

                  (c) any other information that the directors may require to establish the transferor's right to transfer the shares.

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                                                                         Page 10

         (2) On compliance with paragraph (1), the company shall, subject to the powers of the company to refuse registration, register the transferee as a member.

         (3) The directors may waive compliance with paragraph (1)(b) on receipt of satisfactory evidence of loss or destruction of the certificate.


27.      RESTRICTION ON TRANSFER OF SHARES

         (1) The directors may in their absolute discretion refuse to register any transfer of shares and may decline to give their reasons for doing so.

         (2) Where the directors resolve to refuse to register a transfer of shares, the directors shall notify the transferee not later than 2 months after the date on which the transfer was lodged with the company.

28.      WHERE REGISTRATION MAY BE REFUSED

         The circumstances in which the directors may refuse to register a transfer of shares include the following:

                  (a) where the registration of the transfer would result in a contravention of or failure to observe the provisions of a law of a state or territory or of the Commonwealth;

                  (b)   where the company has a lien on any of the shares;

                  (c) where any of the shares are the subject of a call which has been made and is unpaid and;

                  (d) where more than 3 persons are to be registered as joint holders, except in the case of executors or trustees of a deceased shareholder.

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29.       SUSPENSION OF TRANSFERS

           The registration of transfers of shares may be suspended at any time and for any period as the directors from time to time decide. The aggregate of those periods shall not exceed in the aggregate 30 days in any calendar year.

                             TRANSMISSION OF SHARES

30.       ENTITLEMENT TO SHARES ON DEATH

          (1)     Where a member dies:

                  (a) the survivor or survivors, where the member was a joint holder; and

                  (b) the legal personal representatives of the deceased, where the member was a sole holder,

                  shall be the only persons recognised by the company as having any title to the member's interest in the shares.

         (2) The directors may require evidence of a member's death as they think fit.

                  This Article does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by the holder with other persons.

31.      REGISTRATION OF PERSONS ENTITLED

         (1) Subject to the Bankruptcy Act 1966 and to the production of any information that is properly required by the directors, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect to:

                  (a)   be registered personally as holder of the share; or

                  (b) have another person registered as the transferee of the share.

         (2) All the limitations, restrictions and provisions of these Articles relating to:

                  (a)   the right to transfer;

                  (b)   the registration of the transfer of; and

                  (c)   the issue of certificates with respect to,

                  shares are applicable to any transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

32.      DIVIDENDS AND OTHER RIGHTS

         (1) Where a member dies or becomes bankrupt, the member's legal personal representative or the trustee of the member's estate (as the case may be) is, on the production of all information as is properly required by the directors, entitled to the

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                  same Dividends, entitlements and other advantages and to the same rights (whether in relation to meetings of the company or to voting or otherwise) as the member would have been entitled to if the member had not died or become bankrupt.

         (2) Where 2 or more persons are jointly entitled to any share as a result of the death of a member, they shall, for the purposes of these Articles, be taken to be joint holders of the share.

                              FORFEITURE OF SHARES

33.      LIABILITY TO FORFEITURE

         (1) If a member fails to pay a call or instalment of a call on or before the day appointed for payment of the call or instalment, the directors may, at any time afterwards while any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all expenses of the company incurred as a result of the non-payment.

         (2)      The notice shall:

                  (a) specify another day (not earlier than 14 days after the date of service of the notice) on or before which and a place at which the payment required by the notice is to be made; and

                  (b) state that, if payment is not made at or before the time specified, the shares in respect of which the call was made shall be liable to be forfeited.

34.       SURRENDER OF SHARES

          Subject to law, the directors may accept the:

                  (a) surrender of any fully paid share by way of compromise of any question as to the proper registration of the holder or in satisfaction of any payment due to the company; and

                  (b)   gratuitous surrender of any fully paid share.

         Any share so surrendered may be disposed of in the same manner as a forfeited share.

35.      POWER TO FORFEIT

         (1) If the requirements of a notice served under Article 33 are not complied with, any share in respect of which the notice has been given may at any time afterwards, but before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

         (2) Such a forfeiture shall include all Dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

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36.      POWERS OF DIRECTORS

         (1) A forfeited share may be sold or otherwise disposed of on the terms and in the manner that the directors think fit.

         (2) The forfeiture may be cancelled on the terms that the directors think fit at any time before a sale or disposition.

         (3) Any residue from the proceeds of sale of a forfeited share, after satisfaction of any calls or instalments due and unpaid and accrued interest and expenses in respect of those shares, shall be paid to the person entitled to those shares at the time of the forfeiture, to the executors, administrators or assigns of the person or as the person directs.

37.      CONSEQUENCES OF FORFEITURE

         A person whose shares have been forfeited:

                  (a) ceases to be a member in respect of the forfeited shares at the time and on the date of the passing of the directors' resolution approving the forfeiture;

                  (b) shall have no claims or demands against the company in respect of those shares;

                  (c) shall have no other rights incident to the shares except the rights that are expressly provided by the Law or saved by these Articles; and

                  (d) remains liable to pay to the company all money that, at the date of forfeiture, was payable by the person to the company in respect of the shares (including, if the directors think fit, interest from the date of forfeiture at the Prescribed Rate on the money for the time being unpaid). The directors may (but shall not be obliged to) enforce the payment of the money or any part of the money for which the member is liable as they think fit.

38.      NOTICE OF FORFEITURE

         (1) Notice of the resolution of forfeiture shall be given to the member in whose name the share was registered immediately before the forfeiture and an entry of the forfeiture and its date shall be made immediately in the register.

         (2) The provisions of paragraph (1) are directory only and the validity of any forfeiture shall not be affected in any way by any omission to give the notice or to note the entry.

39.      EVIDENTIARY MATTERS

         Without prejudice to Article 38, a statement in writing by a director or a secretary of the company to the effect that:

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                  (a)   a share in the company has been duly forfeited on a date
                        specified in the statement; or

                  (b) a particular sum is payable by a member or former member to the company as at a particular date in respect of a call or instalment of a call (including interest),

         is prima facie evidence of the facts set out in the statement as against all persons claiming to be entitled to the share and against the member or former member who remains liable to the company under
         Article 37.

40.      TRANSFERS AFTER FORFEITURE AND SALE

         (1)      The company may:

                  (a) receive the consideration (if any) given for a forfeited share on any sale or disposition of the share; and

                  (b) effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

         (2) On the completion of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

         (3) The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

41.      FIXED AMOUNTS TAKEN TO BE CALLS

         The provisions of these Articles relating to forfeiture apply in the case of non-payment of any sum that, under the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal amount of the share or by way of premium, as if that sum had become payable by virtue of a call duly made.

                         CONVERSION OF SHARES INTO STOCK

42.      POWER TO CONVERT SHARES INTO STOCK

         (1)      The company may by resolution passed in general meeting:

                  (a) convert or provide for the conversion of all or any of its paid up shares into stock; or

                  (b) reconvert or provide for the reconversion of that stock into paid up shares of any denomination.

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43.      TRANSFER OF STOCK

         (1) Subject to paragraph (2), where shares have been converted into stock, the provisions of these Articles relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or any part of the stock.

         (2) The directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the aggregate of the nominal amount of the shares from which the stock arose.

44.      RIGHTS AND PRIVILEGES OF MEMBERS

         (1) The holders of stock have, according to the amount of the stock held by them, the same rights, privileges and advantages as regards Dividends, voting at meetings of the company and other matters as they would have if they held the shares from which the stock arose.

         (2) No such right, privilege or advantage (except participation in the Dividends and profits of the company and in the property of the company on winding up) shall be conferred by any amount of stock that would not, if existing in shares, have conferred that right, privilege or advantage.

45.      INTERPRETATION

         The provisions of these Articles that are applicable to paid up shares apply to stock and references in those provisions to share and member shall be read as including references to stock and stockholder respectively.

                              ALTERATION OF CAPITAL

46.      POWER TO ALTER CAPITAL

         The company may by resolution passed in general meeting alter the provisions of its memorandum:

                  (a) by increasing its share capital by the creation of new shares of such amount as it thinks expedient;

                  (b) by consolidating and dividing all or any of its share capital into shares of a larger amount than its existing shares;

                  (c) by subdividing all or any of its shares into shares of smaller amount than is fixed by the memorandum, but so that, in the subdivision, the proportion between the amount paid and the amount (if any) unpaid on each share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

                  (d) by cancelling shares that, at the date of the passing of the resolution to that effect, have not been taken or agreed to be taken by any person or that have been forfeited and by reducing its share capital by the amount of the shares so cancelled.

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                                                                         Page 16


47.      POWER TO REDUCE CAPITAL

         Subject to the Law the company may, by special resolution, reduce its share capital, any capital redemption reserve fund and any share premium account.

                                GENERAL MEETINGS

48.      POWER OF DIRECTORS TO CONVENE

         (1) Any director may convene a general meeting whenever the director thinks fit.

         (2) The members shall be entitled to require the directors to convene a general meeting under section 246 of the Law, but shall not be entitled to convene a general meeting under section 247 of the Law.

         (3) Any director may cancel by notice in writing to all members any meeting convened by the director, except that a meeting convened on the requisition of a member or members shall not be cancelled without their consent.

         (4) The directors may postpone a general meeting or change the place at which it is to be held by notice, not later than 72 hours prior to the time of the meeting, to all persons to whom the notice of meeting (the FIRST NOTICE) was given. The postponing notice shall specify the place, date and time of the meeting. The meeting shall be taken to have been duly convened under the first notice.

49.      NOTICE OF GENERAL MEETINGS

         (1)      Each notice convening a general meeting shall specify:

                   (a)  the place, date and hour of the meeting; and

                   (b) the general nature of any special business to be transacted at the meeting.

         (2) The non-receipt of a notice convening a general meeting by or the accidental omission to give notice to any person entitled to receive notice shall not invalidate the proceedings at or any resolution passed at the meeting.

50.      BUSINESS OF GENERAL MEETINGS

         Unless all members are present as Members Present and agree otherwise, no business shall be transacted at any general meeting except as set out in the notice of the meeting.

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                                                                         Page 17


51.      QUORUM

         (1) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

         (2) Except as otherwise provided in these Articles, 2 Members Present shall constitute a quorum.


52.      IF QUORUM NOT PRESENT

         If a quorum is not present within 20 minutes after the time appointed for the meeting:

         (1) where the meeting was convened on the requisition of members, the proposed meeting shall be dissolved (subject to Article 54(1));

         (2)      in any other case:

                  (a) the meeting stands adjourned to a day and at a time and place as the directors decide or, if no decision is made by the directors, to the same day in the next week at the same time and place; and

                  (b) if at the adjourned meeting a quorum is not present within 20 minutes after the time appointed for the meeting, the meeting shall be dissolved.

53.      CHAIRMAN OF MEETINGS

         (1) Subject to paragraph (2), the chairman of directors or, in the chairman's absence, the deputy chairman shall preside as chairman at every general meeting.

         (2)      Where a general meeting is held and:

                  (a)   there is no chairman or deputy chairman; or

                  (b) the chairman or deputy chairman is not present within 15 minutes after the time appointed for the meeting or does not wish to act as chairman of the meeting,

                  the directors present shall choose one of their number or, in the absence of all directors or if none of the directors present wish to act, the Members Present shall elect one of their number to be chairman of the meeting.

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                                                                         Page 18


54.      ADJOURNMENTS

         (1) the chairman may and shall if so directed by the meeting adjourn the meeting from time to time and from place to place.

         (2) No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

         (3) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

         (4) Except as provided by paragraph (3), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

55.      VOTING AT GENERAL MEETINGS

         (1) Any resolution to be considered at a meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded.

         (2) A declaration by the chairman that a resolution has on a show of hands been carried or lost and an entry to that effect in the minutes of the meeting shall be taken as conclusive evidence of the fact without the need to show the number or proportion of the votes recorded in favour of or against the resolution.

         (3)      A poll may be demanded:

                  (a)   by the chairman;

                  (b) by at least 2 Members Present and having the right to vote at the meeting;

                  (c) by a Member or Members Present and representing not less than one-tenth of the total voting rights of all the members (whether present or not) having the right to vote at the meeting; or

                  (d) by a Member or Members Present holding shares in the company conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

         (4)      The demand for a poll may be withdrawn.

         (5) A poll may not be demanded on the election of a chairman or on a resolution for adjournment.

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                                                                         Page 19




56.      PROCEDURE FOR POLLS

         (1) A poll when demanded shall be taken in the manner and at the time the chairman directs.

         (2) The result of the poll shall be a resolution of the meeting at which the poll was demanded.

         (3) The demand for a poll shall not prevent a meeting from continuing for the transaction of any business other than that on which a poll has been demanded.

57.      CHAIRMAN'S CASTING VOTE

         In the case of an equality of votes on a show of hands or on a poll the chairman of the meeting has a casting vote in addition to any vote to which the chairman may be entitled as a member.

58.      REPRESENTATION AND VOTING OF MEMBERS

         Subject to these Articles and any rights or restrictions for the time being attached to any class or classes of shares:

                  (a) at meetings of members or classes of members each member entitled to attend and vote may attend and vote in person or by proxy or attorney and (where the member is a body corporate) by representative;

                  (b) on a show of hands, every Member Present having the right to vote at the meeting has one vote and;

                  (c) on a poll, every Member Present having the right to vote at the meeting has one vote for each fully paid share.

59.      JOINT HOLDERS

           Where more than one joint holder votes, the vote of the holder whose name appears first in the register of members shall be accepted to the exclusion of the others whether the vote is given personally, by attorney or proxy.

60.      MEMBERS OF UNSOUND MIND AND MINORS

         (1)      If a member is:

                  (a)   of unsound mind;

                  (b) a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

                  (c)   a minor,


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                                                                         Page 20

                  the member's committee or trustee or any other person as properly has the management or guardianship of the member's estate or affairs may, subject to paragraph (2), exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

         (2) Any person with powers of management or guardianship shall not exercise any rights under paragraph (1) unless and until the person has provided the directors with satisfactory evidence of the person's appointment and status.

61.      RESTRICTION ON VOTING RIGHTS - UNPAID AMOUNTS

          A member is not entitled to attend or vote at a general meeting unless all calls and other sums presently payable by the member in respect of shares in the company have been paid.

62.      OBJECTIONS TO QUALIFICATION TO VOTE

         (1) An objection to the qualification of a person to vote may be raised only at the meeting or adjourned meeting at which the vote objected to is tendered.

         (2) Any objection shall be referred to the chairman of the meeting, whose decision shall be final.

         (3) A vote allowed after an objection shall be valid for all purposes.

63.      NUMBER OF PROXIES

         (1) A member may appoint not more than 2 proxies. A proxy need not be a member.

         (2) An appointment of 2 proxies shall be of no effect unless each proxy is appointed to represent a specified proportion of the member's voting rights.

         (3) If a member appoints 2 proxies, neither proxy shall be entitled to vote on a show of hands.


64.      FORM OF PROXY

         (1)      An instrument appointing a proxy must:

                  (a) be in writing under the hand of the appointor or of the appointer's attorney duly authorised in writing; or

                  (b) if the appointor is a corporation, be either under seal or under the hand of a duly authorised officer or attorney.

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                                                                         Page 21


         (2) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution. Where it does so, the proxy is not entitled to vote on the resolution except as specified in the instrument. A proxy may vote as the proxy thinks fit on any motion or resolution in respect of which no manner of voting is indicated.

         (3) An instrument appointing a proxy shall be taken to confer authority to demand or join in demanding a poll.

         (4) An instrument appointing a proxy shall be in any form that the directors may accept or stipulate.

         (5) Despite Article 59, where an instrument of proxy is signed by all of the joint holders of any shares, the votes of the proxy so appointed shall be accepted in respect of those shares to the exclusion of any votes tendered by a proxy for any one of those joint holders.

65.      LODGMENT OF PROXIES

         (1) An instrument appointing a proxy shall not be treated as valid unless:

                  (a)   the instrument; and

                          (i) the power of attorney or other authority (if any) under which he instrument is signed; or

                          (ii) a copy of that power or authority certified in a manner acceptable to the directors,

                  and a declaration or statement by the proxy of the non-revocation of that power or authority are lodged at any time before commencement of the meeting or adjourned meeting at which the person named in the instrument proposes to vote, at the place which is specified for that purpose in the notice convening the relevant meeting or, if none, at the registered office of the company or the place where the meeting is held.

         (2) An instrument appointing an attorney to act on behalf of a member at all meetings of the company or at all meetings for a specified period shall not be treated as valid unless:

                  (a) the power of attorney or a certified copy of that power of attorney; and

                  (b) any evidence that the directors may require of the validity and non-revocation of that power of attorney,

                  are lodged at any time before commencement of the meeting or adjourned meeting at which the attorney proposes to vote at the place which is specified for that purpose in the notice convening the relevant meeting or, if none, at the registered office of the company or the place where the meeting is held.

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                                                                         Page 22


         (3) For the purposes of this Article, any document a legible facsimile of which is received at a place shall be taken to have been duly lodged at that place at the time when the facsimile is received.

66.      VALIDITY OF PROXIES

         A vote exercised in accordance with the terms of an instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite:

                  (a) the previous death or unsoundness of mind of the principal;

                  (b) the revocation of the instrument (or of the authority under which the instrument was executed) or the power; or

                  (c) the transfer of the share in respect of which the instrument or power is given,

         if no notice in writing of the death, unsoundness of mind, revocation or transfer has been received by the company at its registered office at least 24 hours (or any shorter period as the directors may permit) before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

67.      WHERE PROXY IS INCOMPLETE

         (1) No instrument appointing a proxy shall be treated as invalid merely because:

                  (a) it does not contain the address of the appointor or of a proxy;

                  (b)   it is not dated; or

                  (c) it does not contain in relation to any or all resolutions, an indication of the manner in which the proxy is to vote.

         (2) Where the instrument does not specify the name of a proxy, the instrument shall be taken to be given in favour of the chairman of the meeting.


68.      RIGHT OF OFFICERS AND ADVISORS TO ATTEND GENERAL MEETING

         (1) A director who is not a member shall be entitled to be present and to speak at any general meeting.

         (2) A secretary who is not a member shall be entitled to be present and, at the request of the chairman, to speak at any general meeting.

         (3) Any other person (whether a member or not) requested by the directors to attend any general meeting shall be entitled to be present and, at the request of the chairman, to speak at that general meeting.

69.      SINGLE MEMBER RESOLUTIONS

         Where the company has one member only, a document signed by that member which records a decision of the member:

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                                                                         Page 23


                  (a) constitutes a decision of the company and is valid and effective as if it were a resolution duly passed at a meeting of members; and

                  (b)   has effect as a minute of that decision.

               APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

70.      APPOINTMENT AND REMOVAL

         (1) Subject to the Law, the company may at any time by resolution passed in general meeting:

                  (a)   appoint any person as a director; or

                  (b)   remove any director from office.

         (2) Subject to the Law, the directors may at any time appoint any person as a director.

                  (a) The first directors shall be appointed in writing by the subscriber.

71.      NO SHARE QUALIFICATION

         Directors are not required to hold shares in the capital of the company.

72.      REMUNERATION

         (1) Subject to paragraph (2), the directors shall be paid for their services as directors such fees (not exceeding in aggregate a maximum sum that is from time to time approved by resolution of the company) as the directors determine. Any notice convening a general meeting at which it is proposed to seek approval to increase that maximum aggregate sum shall specify the proposed new maximum aggregate sum and the amount of the proposed increase.

         (2) Any director who is remunerated as an executive director shall not be paid fees under paragraph (1).

         (3)      The fees fixed under paragraph (1):

                  (a) shall be divided among the directors in the proportions as they may agree or, if they cannot agree, equally among them; and

                  (b) are exclusive of any benefits which the company provides to directors in satisfaction of legislative schemes including, benefits provided under superannuation guarantee or similar schemes or any other benefit permitted by the Law or these Articles.

         (4) The directors shall also be entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the directors, committee of the directors, general meeting of the company or otherwise in connection with the business or affairs of the company.

         (5) If any director, with the approval of the directors, performs extra services or makes any special exertions for the benefit of the company, the directors may approve the payment to that director of special and additional remuneration as the directors think fit having regard to the value to the company of the extra services or special exertions. Any special or additional remuneration shall not include a commission on or percentage of profits or operating revenue or turnover.

         (6) A director may be engaged by the company in any other capacity (other than auditor) and may be appointed on such terms as to remuneration, tenure of office and otherwise as may be agreed by the directors.

73.      VACATION OF OFFICE

         In addition to the circumstances in which the office of a director becomes vacant:

                  (a)   under the Law; or

                  (b)   because of a resolution under Article 70(1)(b);

         the office of a director becomes vacant if the director:

                  (c) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

                  (d)   resigns by notice in writing to the company;

                  (e) is absent without the consent of the directors from meetings of the directors held during a continuous period of 6 months; or

                  (f)   dies.

74.      RETIRING ALLOWANCE FOR DIRECTORS

         (1) The company may make any payment or give any benefit to any director or any other person in connection with the director's retirement, resignation from or loss of office or death while in office, if it is made or given in accordance with the Law.

         (2)      Subject to paragraph (1) the company may:

                  (a) make contracts or arrangements with a director or a person about to become a director of the company under which the director or any person nominated by the director is paid or provided with a lump sum payment, pension, retiring allowance or other benefit on or after the director or person about to become a director ceases to hold office for any reason;

                  (b) make any payment under any contract or arrangement referred to in sub-paragraph (a); and

                  (c) establish any fund or scheme to provide lump sum payments, pensions, retiring allowances or other benefits for:

                                    (i)    directors, on them ceasing
                                           to hold office; or

                                    (ii)   any person including a
                                           person nominated by the
                                           director, in the event of
                                           the director's death while
                                           in office,

                        and from time to time pay to the fund or scheme any sum as the company considers necessary to provide those benefits.

         (3) the company may impose any conditions and restrictions under any contract, arrangement, fund or scheme referred to in paragraph (2) as it thinks proper.

         (4) The company may authorise any subsidiary to make a similar contract or arrangement with its directors and make payments under it or establish and maintain any fund or scheme, whether or not all or any of the directors of the subsidiary are also directors of the company.

                         POWERS AND DUTIES OF DIRECTORS

75.      POWERS OF DIRECTORS

         (1) Subject to the Law and these Articles, the business of the company shall be managed by the directors, who may exercise all powers of the company which are not, by the Law or these Articles, required to be exercised by the company in general meeting.

         (2) Without limiting the generality of paragraph (1), the directors may exercise all the powers of the company:

                  (a) to borrow money, to charge any property or business of the company or all or any of its uncalled capital;

                  (b) to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person; and

                  (c) in relation to any Seal and any overseas branch register.

76.      APPOINTMENT OF ATTORNEYS

         (1) The directors may, by power of attorney, appoint any person to be the attorney of the company for the purposes, with the powers, authorities and discretions vested in or exercisable by the directors for any period and subject to any conditions as they think fit.

         (2) Any appointment under paragraph (1) may be made on terms for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

77.      NEGOTIABLE INSTRUMENTS

         All negotiable instruments of the company shall be executed by the persons and in the manner that the directors decide from time to time.

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                                                                         Page 26


                            PROCEEDINGS OF DIRECTORS

78.      PROCEEDINGS

         (1) The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

         (2) A director may at any time, and on the request of a director a secretary shall, convene a meeting of the directors.

         (3) Reasonable notice must be given to every director of the place, date and time of every meeting of the directors. Where any director is for the time being outside of Australia, notice need only be given to that director if contact details have been given, but notice shall always be given to any alternate director in Australia whose appointment by that director is for the time being in force.

79.      MEETINGS BY TELECOMMUNICATIONS

         Where the directors are not all in attendance at one place and are holding a meeting through a system of communication and each of the directors can hear and be heard by one another:

                  (a) the participating directors shall, for the purpose of every provision of these Articles concerning meetings of the directors, be taken to be assembled together at a meeting and to be present at that meeting; and

                  (b) all proceedings of those directors conducted in that manner shall be as valid and effective as if conducted at a meeting at which all of them were present.

80.      QUORUM AT MEETINGS

         At a meeting of directors, the number of directors whose presence is necessary to constitute a quorum is the number determined by the directors and, if not so determined, is 2 directors entitled to vote.

81.      CHAIRMAN OF DIRECTORS

         (1) The directors may elect one of their number as their chairman and may decide the period for which the chairman is to hold office as chairman.

         (2)       Where a meeting of directors is held and:

                  (a)   a chairman has not been elected as provided by paragraph
                        (1); or

                  (b) the chairman is not present at the time appointed for the holding of the meeting or does not wish to chair the meeting,

                  the directors present shall elect one of their number to be a chairman of the meeting.

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                                                                         Page 27


         (3) The remuneration of the chairman from the remuneration fixed under Article 72(1) shall be decided by the directors in accordance with Article 72(3).


82.      PROCEEDINGS AT MEETINGS

         (1) Subject to these Articles, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be taken to be a decision of the directors.

         (2) In the case of an equality of votes, the chairman of the meeting has a casting vote in addition to the chairman's deliberative vote.


83.      DISCLOSURE OF INTERESTS

         (1) A director is not disqualified by the director's office from contracting with the company in any capacity.

         (2) A contract or arrangement made by the company with a director or in which a director is in any way directly or indirectly interested shall not be avoided merely because the director is a party to or interested in it.

         (3) A director is not liable to account to the company for any profit derived in respect of a matter in which the director has a material interest, merely because of the director's office or the fiduciary relationship it entails, if the director has:

                  (a) declared the director's interest in the matter as soon as practicable after the relevant facts have come to the director's knowledge; and

                  (b) not contravened these Articles or the Law in relation to the matter.

                  A general notice that the director is an officer or member of a specified body corporate or firm stating the nature and extent of the director's interest in the body corporate or firm shall, in relation to a matter involving the company and that body corporate or firm, be a sufficient declaration of the director's interest, provided the extent of that interest is no greater at the time of first consideration of the relevant matter by the directors than was stated in the notice.

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                                                                         Page 28



         (4) Subject to the Law, a director may vote in respect of a matter in which that director has a material interest.

         (5) If the provisions of this Article and the Law have been observed by any director with regard to any contract or arrangement in which the director is in any way interested, the fact that the director affixed or witnessed the affixing of a Seal to the document evidencing the contract or arrangement shall not in any way affect its validity.

         (6) A director may hold any office of employment or profit in the company (other than auditor) in addition to holding office as a director.

84.      ALTERNATE DIRECTORS

         (1)       A director may:

                  (a) with the approval of a majority of the other directors (if any), appoint a person (whether a member of the company or not); or

                  (b) without the need for the approval of the other directors, appoint another director,

                  to be an alternate director in the director's place during any period that the director thinks fit.

         (2) An alternate director is entitled to notice of meetings of the directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in the director's stead.

         (3) An alternate director may exercise any powers that the appointor may exercise. The exercise of any power by the alternate director (including affixing a Seal) shall be taken to be the exercise of the power by the appointor. The exercise of any power by the alternate director shall be as agent of the company and not as agent of the appointor. Where the alternate is another director, that director shall be entitled to cast a deliberative vote on the director's own account and on account of each person by whom the director has been appointed as an alternate director.

         (4)       The appointment of an alternate director:

                  (a) may be terminated at any time by the appointor even if the period of the appointment of the alternate director has not expired; and

                  (b) terminates automatically if the appointor vacates office as a director.

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                                                                         Page 29


         (5) An appointment or the termination of an appointment of an alternate director shall be effected by service on the company of a notice in writing signed by the director making the appointment.

         (6) The company shall not be responsible for remunerating the alternate director.

         (7)      An alternate director shall be entitled to be reimbursed under
                  Article 72 as if the alternate director was a director.


85.      COMMITTEES

         (1) The directors may delegate any of their powers to a committee or committees consisting of such number of them and/or other persons as they think fit. A committee may consist of one or more persons.

         (2) A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors. A power so exercised shall be taken to have been exercised by the directors.

         (3) Articles 78, 79, 81 (other than paragraph (3)) and 82 shall apply to any committee as if each reference in those Articles to the directors was a reference to the members of the committee and each reference to a meeting of directors was to a meeting of the committee.

         (4) The number of members whose presence at a meeting of the committee is necessary to constitute a quorum is the number determined by the directors and, if not so determined, is 2.

         (5) Subject to Article 87, minutes of all the proceedings and decisions of every committee shall be made, entered and signed in the same manner in all respects as minutes of proceedings of the directors are required by the Law to be made, entered and signed.

86.      WRITTEN RESOLUTIONS

         (1)      If a document:

                  (a) contains a statement that the signatories to it are in favour of a resolution;

                  (b) the terms of the resolution are set out or identified in the document; and

                  (c) has been signed by a majority of the directors entitled to vote on that resolution,

                  a resolution in those terms shall be taken to have been passed at a meeting of the directors held on the day on which and at the time at which the document was last signed by a director and the document has effect as a minute of the resolution.

         (2)      For the purposes of paragraph (1):

                  (a) 2 or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be taken to constitute one document containing a statement in those terms signed by those directors at the time at which the last of those documents to be signed was signed by a director;

                  (b) a reference to a majority of the directors does not include a reference to an alternate director whose appointor has signed the document, but an alternate director may sign the document in the place of the alternate director's appointor; and

                  (c) a fax which is received by the company or an agent of the company and is expressed to have been sent for or on behalf of a director or alternate director shall be taken to be signed by that director or alternate director not later than the time of receipt of the facsimile by the company or its agent in legible form.

87.      SINGLE DIRECTOR RESOLUTIONS

         Where the board of directors or a committee consists of one person only, a document signed by that person which records a decision of the person:

                  (a) constitutes a decision of the board of directors or committee as the case may be, and is valid and effective as if it were a decision made at a meeting of directors or the committee; and

                  (b)   has effect as a minute of that decision.

88.      DEFECTS IN APPOINTMENTS

         (1) All acts done by any meeting of the directors, committee of directors, or person acting as a director are as valid as if each person was duly appointed and qualified to be a director or a member of the committee.

         (2) Paragraph (1) applies even if it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of a committee or to act as a director or that a person so appointed was disqualified.

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                                                                         Page 31


                                MANAGING DIRECTOR

89.      POWER TO APPOINT MANAGING DIRECTOR

         (1) The directors may appoint one or more directors to the office of managing director for the period and on the terms as they think fit. Subject to the terms of any agreement entered into in a particular case, the directors may at any time revoke any appointment.

         (2) A managing director's appointment shall automatically terminate if the managing director ceases for any reason to be a director.

90.      REMUNERATION

         A managing director shall, subject to the terms of any agreement between the managing director and the company, receive remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors decide.

91.      DELEGATION OF POWERS TO MANAGING DIRECTOR

         (1) The directors may, on the terms and conditions and with any restrictions as they think fit, confer on a managing director any of the powers exercisable by them.

         (2) Any powers so conferred may be concurrent with the powers of the directors.

         (3) The directors may at any time withdraw or vary any of powers conferred on a managing director.

                         SECRETARIES AND OTHER OFFICERS

92.      SECRETARIES

         (1) A secretary of the company holds office on the terms and conditions, as to remuneration and otherwise, as the directors decide.

         (2) The directors may at any time terminate the appointment of a secretary.

         (3) Where the company has one director only and that director is also the secretary of the company, the members may terminate the appointment of the secretary.

93.      OTHER OFFICERS

         (1)      The directors may from time to time:

                  (a) create any other position or positions in the company with the powers and responsibilities as the directors may from time to time confer; and

                  (b) appoint any person, whether or not a director, to any position or positions created under paragraph (1)(a).

         (2) The directors may at any time terminate the appointment of a person holding a position created under paragraph (1)(a) and may abolish the position.

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                                                                         Page 32

                                      SEALS

94.      SEALS AND THEIR USE

         (1)      The company may have in addition to its common seal:

                  (a)   a duplicate common seal; and

                  (b) one or more official seals for use outside the jurisdiction where the common seal is kept.

         (2) A Seal shall be used only by the authority of the directors, or of a committee of the directors authorised by the directors to authorise the use of the Seal. Every document to which the Seal is affixed shall be signed by:

                  (a) a director and be countersigned by another director, a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included; or

                  (b) where the company has one director only who is also the sole secretary of the company, by that director in his capacity as sole director and sole secretary of the company.

         (3) Subject to the Law, certificates in respect of shares or other securities may be issued either:

                  (a)   under a Seal; or

                  (b) under the signature of an attorney of the company appointed under Article 76.

         (4) For the purposes of paragraph (3) any impression of any Seal or any signature may be a facsimile impression or signature which has been printed, stamped or impressed on the relevant certificate.

                              INSPECTION OF RECORDS

95.      INSPECTION OF RECORDS

         (1) The directors shall decide whether and to what extent, at what time and places and under what conditions, the accounting and other records of the company will be open to the inspection of members.

         (2) A member other than a director does not have the right to inspect any document of the company except as provided by law or authorised by the directors.

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                                                                         Page 33


                        DIVIDENDS, INTEREST AND RESERVES

96.      POWERS TO DECLARE DIVIDENDS AND PAY INTEREST

         (1) Subject to the Law and to any special rights or restrictions attached to any shares, the directors may from time to time declare Dividends which appear to the directors to be justified by the profits of the company.

         (2)      No Dividend shall bear interest against the company.

         (3) Subject to the Law, where any shares in the company are issued for the purposes of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant that cannot be made profitable for a long period, the company may, at the discretion of the directors, pay interest on so much of that share capital as is for the time being paid up and charge the interest so paid to capital as part of the construction or provision.

97.      CREDITING OF DIVIDENDS

         (1) Subject to any special rights or restrictions attached to any shares, every Dividend shall:

                  (a) be paid according to the amounts paid or credited as paid on the shares in respect of which it is to be paid; and

                  (b) be apportioned and paid proportionately to the amounts paid or credited as paid on the shares in respect of which the Dividend is to be paid during any part or parts of the period in respect of which the Dividend is paid.

         (2) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of paragraph (1) to be paid or credited as paid on the share.

         (3) Subject to any special rights or restrictions attached to any shares, the directors may from time to time resolve that Dividends are to be paid out of a particular source or particular sources, and where the directors so resolve, they may, in their absolute discretion:

                  (a) allow each or any member to elect from which specified sources that particular member's Dividend may be paid by the company; and

                  (b) where such elections are permitted and any member fails to make such an election, the directors may, in their absolute discretion, identify the particular source from which Dividends will be payable.

98.      DIFFERENTIAL DIVIDENDS

         (1) Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, every dividend shall:

                  (a) if the resolution for the payment of the dividend so directs, be paid in respect of some shares to the exclusion of others but otherwise be paid in respect of all shares;

                  (b) if the resolution for the payment of the dividend so directs, be paid at different rates or in different amounts on the shares in respect of which it is to be paid but otherwise be paid according to the amounts paid or credited as paid on the shares in respect of which it is to be paid; and

                  (c) except where the resolution for the payment of the dividend otherwise directs or in the case of any share issued on terms providing that it will rank for dividend as from a particular date, be apportioned and paid proportionately to the amounts paid or credited as paid on the shares in respect of which the dividend is to be paid during any part or parts of the period in respect of which the dividend is paid.

         (2) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of paragraph (1) to be paid or credited as paid on the share.

99.      RESERVES

         (1) The directors may at any time set aside out of the profits of the company any sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied.

         (2) Pending any application under paragraph (1), the reserves may, at the discretion of the directors, either be employed in the business of the company or be invested in any investments as the directors may from time to time think fit.

         (3) The directors may, without placing them to reserve, carry forward any profits which they may think prudent not to divide.

100.     DEDUCTION OF UNPAID AMOUNTS

         The directors may deduct from any Dividend payable to a member all sums of money presently payable by the member to the company on account of calls or otherwise in relation to shares in the company.

101.     DISTRIBUTIONS IN KIND

         (1) The directors may, when declaring a Dividend, by resolution direct payment of the Dividend wholly or partly by the distribution of specific assets, including paid up shares in or debentures of any other body corporate.

         (2) Where a difficulty arises in regard to a distribution under paragraph (1), the directors may:

                  (a) settle the matter as they think fit and fix the value for distribution of the specific assets or any part of those assets;

                  (b) decide that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties; or

                  (c)   vest any specific assets in trustees.

102.     PAYMENT OF DISTRIBUTIONS

         (1) Any Dividend, interest or other money payable in cash in respect of shares may be paid, at the sole risk of the intended recipient:

                  (a)   by cheque sent through the post directed to:

                                    (i)         the address of the member
                                                as shown in the register
                                                or, in the case of joint
                                                holders, to the address
                                                shown in the register as
                                                the address of the joint
                                                holder first named in that
                                                register; or

                                    (ii)        to any other address as
                                                the member or joint
                                                holders in writing directs
                                                or direct; or

                  (b) by electronic funds transfer to an account with a bank or other financial institution nominated by the member and acceptable to the company; or

                  (c) by any other means determined by the directors or otherwise disposed of according to law.

         (2) Subject to law, all Dividends unclaimed may be invested or otherwise used by the directors for the benefit of the company until claimed.

                            CAPITALISATION OF PROFITS

103.     CAPITALISATION OF PROFITS

         (1)      The company in general meeting or the directors may resolve:

                  (a) to capitalize any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account, share premium account or otherwise available for distribution to members; and

                  (b) that the sum be applied, in any of the ways mentioned in paragraph (2), for the benefit of members in full satisfaction of their interest in the capitalised sum, in the proportions to which those members would have been entitled in a distribution of that sum by way of Dividend or, if there is no such proportional entitlement, as the directors determine.

         (2) The ways in which a sum may be applied for the benefit of members under paragraph (1) are:

                  (a) in paying up any amounts (including any premiums) unpaid on shares held by members;

                  (b) in paying up in full (including any premiums) unissued shares or debentures or debenture stock to be issued to members as fully paid;

                  (c) partly as mentioned in sub-paragraph (a) and partly as mentioned in sub-paragraph (b);

                  (d) in accordance with any bonus share plan adopted by the company; or

                  (e)   any other application permitted by Law.

         (3) Where the conditions of issue of a partly paid share so provide, the holder shall be entitled to participate in any application of a sum under paragraph (2) to a greater extent than would have been the case had those funds been distributed by Dividend but not to any greater extent than permitted by the terms of issue.

         (4) The directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves, may:

                  (a) fix the value for distribution of the specific assets or any part of those assets;

                  (b) issue fractional certificates or make cash payments in cases where shares or debentures or debenture stock become issuable in fractions or determine that fractions may be disregarded;

                  (c) vest any cash or specific assets in trustees on trust for the persons entitled as they think fit; and

                  (d) authorise any person to make, on behalf of all the members entitled to any further shares or debentures or debenture stock on the capitalization, an agreement with the company providing for the issue to them, credited as fully paid up, of any further shares or debentures or debenture stock or for the payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalized and any agreement made under that authority is effective and binding on all the members concerned.

                   DIVIDEND REINVESTMENT AND BONUS SHARE PLANS

104.     DIVIDEND REINVESTMENT AND BONUS SHARE PLANS

         (1)      The company in general meeting or the directors may:

                  (a) establish one or more plans under which some or all members may elect in terms of one or more of the following for a period or periods as provided in the plan:

                          (i) that Dividends to be paid in respect of some or all of the shares from time to time held by the member shall be satisfied by the issue of fully paid ordinary shares;

                          (ii) that Dividends shall not be declared or paid in respect of some or all of the shares from time to time held by the member, but that the member will receive an issue of fully paid ordinary shares paid up out of the company's share premium account; or

                          (iii) if elections of either sub-paragraph (a)(i) or sub-paragraph (a)(ii) are available under the plan, in terms of sub-paragraph (a)(i) for some of the shares from time to time held by the member and in terms of sub-paragraph
                                  (a)(ii) as to the others;

                  (b) on or after establishment of any plan extend participation in it, in whole or in part, to some or all of the holders of debt obligations of the company in respect of interest on such obligations in like manner as if that interest were Dividends; and

                  (c)   vary, suspend or terminate the plan.

         (2) Any such plan shall have effect in accordance with its terms and the directors shall do all things necessary and convenient for the purpose of implementing the plan, including the making of each necessary allotment of shares and of each necessary appropriation, capitalization, application, payment and distribution of funds which may lawfully be appropriated, capitalized, applied, paid or distributed for the purpose of the allotment.

         (3) For the purpose of giving effect to any such plan, appropriations, capitalisation, applications, payments and distributions as referred to in Article 103 may be made and the powers of the directors under Article 103(4) shall apply and may be exercised (with such adjustments as may be required) even if only some of the members or holders of shares of any class participate in the appropriations, capitalization, application, payment or distribution.

         (4) In offering opportunities to members to participate in any such plan, the directors may give such information as in their opinion may be useful to assist members in assessing the opportunity and making requests to their best advantage. The directors, the company and its officers shall not be responsible for, nor shall they be obliged to provide, any legal, taxation or financial advice in respect of the choices available to members.

         (5)      The directors shall be under no obligation:

                  (a)   to admit any member as a participant in any such plan;
                        or

                  (b) to comply with any request made by a member who is not admitted as a participant in any such plan.

         (6) In establishing and maintaining any such plan, the directors shall act in accordance with the provisions of these Articles and may exercise all or any of the powers conferred on them by the terms of any such plan, by these Articles or by the Law.

                                     NOTICES

105.     NOTICES GENERALLY

         (1) Any member who has not left at or sent to the registered office a place of address or an electronic mail address (for registration in the register) at or to which all notices and documents of the company may be served or sent shall not be entitled to receive any notice.

         (2)       A notice may be given by the company to any member by:

                  (a)   serving it on the member personally;

                  (b) sending it by post to the member or leaving it at the member's address as shown in the register or the address supplied by the member to the company for the giving of notices;

                  (c)   serving it in any manner contemplated in this paragraph
                        (2) on a member's attorney as specified by the member in a notice given under paragraph (3);

                  (d) facsimile to the facsimile number supplied by the member to the company for the giving of notices; or

                  (e) transmitting it electronically to the electronic mail address given by the member to the company for giving notices.

         (3) A member may by written notice to the secretary left at or sent to the registered office require that all notices to be given by the company or the directors be served on the member's attorney at an address specified in the notice.

         (4) Notice to a member whose address for notices is outside Australia shall be sent by airmail, facsimile or electronic mail.

         (5) Where a notice is sent by post, service of the notice shall be taken to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected:

                  (a) in the case of a notice of a meeting, on the day after the date of its posting; and

                  (b) in any other case, at the time at which the letter would be delivered in the ordinary course of post.

         (6) Where a notice is sent by facsimile or electronic transmission, service of the notice shall be taken to be effected by properly addressing and sending or transmitting the notice and to have been effected on the day it is sent.

         (7) Proof of service of any notice shall be established by proving that the envelope or wrapper containing the notice and bearing the necessary stamps was properly addressed and posted. A certificate in writing signed by any officer of the company that the envelope or wrapper was so addressed and posted shall be conclusive evidence of service.

         (8) A notice may be given by the company to a person entitled to a share in consequence of the death or bankruptcy of a member:

                  (a)   by serving it on the person personally;

                  (b) by sending it by post addressed to the person by name or by the title of representative of the deceased or assignee of the bankrupt or by any like description at the address (if any) within Australia supplied for the purpose by the person;

                  (c) if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred;

                  (d) by sending a facsimile to the facsimile number supplied by the person to the company;

                  (e) if such a facsimile number has not been supplied, to the facsimile number to which the notice might have been sent if the death or bankruptcy had not occurred; or

                  (f) by transmitting it to the electronic mail address supplied by the person to the company.

106.     NOTICES OF GENERAL MEETING

         (1)      Notice of every general meeting shall be given:

                  (a)   in the manner authorised by Article 105:

                      (i)        subject to Article 107, to every member;

                      (ii) to every person entitled to a share in consequence of the death or bankruptcy of a member who, but for death or bankruptcy, would be entitled to receive notice of the meeting; and

                      (iii)      to the auditor to the company.

         (2) No other person is entitled to receive notice of general meetings.

                                  JOINT HOLDERS

107.     JOINT HOLDERS

         (1)       Joint holders of a share shall give to the company notice of:

                  (a) a single address for the purpose of all notices given by the company under article 105, and for the payment of dividends and the making of distributions in accordance with Articles 101 and 103; and

                  (b) a single account for the payment of monies by electronic funds transfer in accordance with Article 102(1)(b), if so desired, in respect of that share.

         (2) Where the company receives notice under paragraph (1), the giving of notice, the payment of dividends or the making of distributions, to the address or account so notified shall be deemed given paid or made to all joint holders of the relevant share.

         (3) Where joint holders of a share fail to give notice to the company in accordance with paragraph (1), the company may give notice, pay dividends and make distributions to the address of the joint holder whose name first appears in the register.

         (4) Any of the joint holders of a share may give effective receipt for all dividends and payments in respect of the share.

                                   WINDING UP

108.     WINDING UP

         (1) If the company is wound up and the assets available for distribution among the members are insufficient to repay the whole of the paid up capital, the assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively.

         (2) If, in a winding up, the assets available for distribution among the members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the shares held by them respectively.

         (3)      If the company is wound up, the liquidator may:

                  (a) with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the company;

                  (b) for that purpose set a value as the liquidator considers fair on any property to be so divided; and

                  (c) decide how the division is to be carried out as between the members or different classes of members.

         (4) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any property in trustees on any trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

                                    INDEMNITY

109.     INDEMNITY AND INSURANCE

         (1) To the extent permitted by law and without limiting the powers of the company, the company must indemnify each person who is, or has been, a director or secretary of the company against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity in relation to the company or any of its subsidiaries or in the capacity of an employee of the company or any of its subsidiaries:

                  (a) to any person (other than the company or a related body corporate), which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful;

                  (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Law.

         (2) The company need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

         (3) To the extent permitted by law and without limiting the powers of the company, the board of directors may authorise the company to, and the company may enter into any:

                  (a)   documentary indemnity in favour of; or

                  (b)   insurance policy for the benefit of,

                  a person who is, or has been, a director, secretary, auditor, employee or other officer of the company or of a subsidiary of the company, which indemnity or insurance policy may be in such terms as the board of directors approves and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy;

         (4) The benefit of each indemnity given in paragraph (1) continues, even after its terms or the terms of this paragraph are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.

                                     * * * *

I agree to the Articles of Association.

-------------------------------------------------------------------------------

Signature of subscriber                                          Witness

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Ian Brian HOPKINS                            Donna Marie Anne DECLASE

                                             Level 17, The Chifley Tower

                                             2 Chifley Square, Sydney NSW 2000

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DATED this     day of              , 1998.